UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2024

Mistras Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34481	22-3341267
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

195 Clarksville Road
Princeton Junction,	New Jersey	08550
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (609) 716-4000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	MG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.  Entry into a Material Definitive Agreement

On February 27, 2024, Mistras Group, Inc. entered into the First Amendment (the “Amendment”) to its existing Credit Agreement (the “Credit Agreement”), dated August 1, 2022, with JPMorgan Chase Bank N.A., as administrative agent for the lenders and a lender and the other lenders under the Credit Agreement.

The Amendment increases the amount of non-recurring cash charges (as defined in the Credit Agreement) allowed to be added back for any period of four consecutive quarters for purposes of defining EBITDA under Section 1.01 of the Credit Agreement from $10 million to $15 million for the periods ended December 31, 2023 to December 31, 2024. The allowable non-recurring cash charge addback reverts to $10 million starting January 1, 2025.

Additionally, the minimum Consolidated Fixed Charge Coverage Ratio was reduced from 1.25 to 1, to 1.10 to 1, for the fiscal quarters ended December 31, 2023 and March 31, 2024. For the period ending June 30, 2024 to maturity, the Fixed Charge Coverage Ratio is 1.25 to 1 as stated in the Credit Agreement.

The foregoing is a summary of the Amendment and not a complete description of its terms and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.1 to this Report and incorporated herein by reference.

Item 9.01.  Financial Statement and Exhibits

Exhibit No.     Description
10.1          First Amendment, dated February 27, 2024, to the Credit Agreement, dated August 1, 2022

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MISTRAS GROUP, INC.

Date: March 1, 2024	By:	/s/ Edward J. Prajzner
		Name:	Edward J. Prajzner
		Title:	Senior Executive Vice President and Chief Financial Officer

Exhibit No.	Description
10.1	First Amendment, dated February 27, 2024, to the Credit Agreement, dated August 1, 2022

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